EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

GREEN BANKSHARES, INC.

OFFICE

1.                                       Principal Office

The principal office of the Corporation shall be in Greeneville, Tennessee, and the Corporation shall have such other offices at such other places within or without the State of Tennessee as the Board of Directors may from time to time determine or as the business of the Corporation may require.

SHAREHOLDERS’ MEETINGS

2.                                       Annual Meeting

An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

3.                                       Special Meetings

Special meetings of the shareholders may only be called by the Board of Directors or a committee duly designated by the Board of Directors.

4 .                                    Place of Meetings

Annual and special meetings of the shareholders shall be held at the Corporation’s principal office or at such other place within or without the State of Tennessee as may be designated by the Board of Directors.

5.                                       Notice of Meetings; Waiver

(a)                                  Annual Meetings. Written or printed notice stating the place, day and hour of the annual meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the meeting. Mailed notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting and shall be deemed delivered when actually received by the shareholder.

(b)                                 Special Meetings. Written or printed notice of every special meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. Such notice shall state the place, day, hour, purpose or purposes for which the meeting is called, and the person or persons calling the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the meeting. Mailed notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting and shall be deemed delivered when actually received by the shareholder.

(c)                                  Waiver. A shareholder may waive the notice of either an annual or a special meeting by the submission by the shareholder or his proxy holder of a written waiver of notice either before or after such meeting.

6.                                       Quorum

Except as otherwise required by law or provided in these Bylaws, a quorum at any meeting of shareholders shall consist of the holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or by proxy. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, and to any other place, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which the requisite amount of voting stock to constitute a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

7.                                       Record Date

The record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders or any adjournment thereof, shall be such date as shall be determined by the

Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such meeting. If the Board of Directors does not fix such record date, the record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders or at any adjournment thereof shall be the close of business on the day next preceding the day on which notice is given.

8.                                       Voting of Shares

Unless otherwise provided in the Charter, each shareholder of the Corporation shall be entitled, at each meeting of the shareholders and upon each proposal presented at such meeting, to one vote for each share of the capital stock having voting power registered in his name on the books of the Corporation on the record date. Each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Unless the Charter, these Bylaws or applicable law specifically provide otherwise, the affirmative vote of a majority of shares represented and entitled to vote at a meeting at which a quorum is present shall be the act of the shareholders, except that directors shall be elected by a plurality of the votes cast in the election. At each election of directors, every shareholder shall have the right to vote the number of shares which he is entitled to vote at such meeting for as many persons as there are directors to be elected at said meeting, but cumulative voting for such nominees shall not be permitted unless the Charter otherwise provides.

9.                                       Presiding Officer

Meetings of the shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice President, or if neither the Chairman, President nor a Vice President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

DIRECTORS

10.                                 Powers and Duties

The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board may exercise all the powers of the Corporation and do all lawful acts and things as are not by applicable law, by the Charter of the Corporation or by these Bylaws directed or required to be exercised or done by the shareholders.

11.                                 Number, Classification, Term, Qualification, and Vacancies

(a)                                  Number, Classification and Term. The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, unless all of the outstanding stock of the Corporation is owned of record by less than three (3) shareholders, in which case the number of directors may be less than three (3), but not less than the number of shareholders of record. The exact number of directors, within the minimum and maximum, or the range for the size of the Board of Directors, or whether the size of the Board of Directors shall be fixed or variable-range may be fixed,  changed or determined from time to time by the Board of Directors. The Board of Directors shall be divided into three classes equal in number. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified, except during an interim arrangement immediately following adoption of the provisions in the Corporation’s Charter regarding the Classified Board. One (1) class shall be elected by ballot annually.

(b)                                 Vacancies. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors (which shall be governed by paragraph 15(c)) but including vacancies created by an increase in the number of directors, the remaining directors may by a majority vote of the directors then in office elect a successor or successors who shall hold office until his or their successors are elected or qualified.

(c)                                  Qualification. Directors must be of legal age and be shareholders of the Corporation.

(d)                                 Retirement of Directors. No person 70 years of age or older shall be eligible for election, re-election, appointment or re-appointment as a director of the Company. No director shall serve beyond the annual meeting of the Company immediately following the director becoming 70 years old, and such director shall thereafter be a retired director of the Company.

12.                                 Quorum

A majority of the total number of directors in office shall constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

13.                                 Manner of Acting

The act of a majority of the directors present at a meeting at which a quorum is present shall, unless otherwise provided by applicable law or these Bylaws, be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

14.                                 Meetings; Notice

Meetings of the Board of Directors may be held either within or without the State of Tennessee. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.

(a)                                  Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board, and may be held without notice of the time or place therefor.

(b)                                 Special Meetings. Special meetings may be held at any time upon call of the Chairman, the President, a Vice President or any two (2) directors. Notice of the time and place of each special meeting shall be given to each director at either his business or residence address, as shown by the records of the Corporation, at least forty-eight (48) hours prior thereto if mailed and on the day prior thereto if delivered or given in person or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered when deposited, so addressed and with postage prepaid, in the United States mail. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. If notice is given in person, such notice shall be deemed to have been given when it is hand delivered to the director at his business or residence address. Any director may waive notice of any meeting before, at or after such meeting and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends for the sole, express purpose of objecting to the transaction of business thereat, on the ground that the meeting is not lawfully called or convened, and so states in writing prior to the conduct of any business at the meeting.

15.                                 Removal

(a)                                  By Shareholders. Unless the Charter otherwise provides, at any meeting of the shareholders, the entire Board of Directors or any number of directors may be removed from office, with or without cause, by a majority vote of the shares represented and entitled to vote thereat.

(b)                                 By Directors. At any meeting of the Board of Directors, any director or directors may be removed from office for cause, as that term is defined by applicable law, by a majority of the entire Board of Directors.

(c)                                  Replacement. When any director or directors are removed, new directors may be elected to fill the vacancies created thereby at the same meeting of the shareholders or Board of Directors, as the case may be, for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed by them, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors as provided in paragraph 11(b).

16.                                 Compensation

Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

COMMITTEES

17.                                 Executive Committee

There may be, if so determined by a resolution adopted by a majority of the entire Board of Directors, an Executive Committee of the Board consisting of two (2) or more directors. The Board of Directors may delegate to such Executive Committee all the power and authority of the Board that it deems desirable, except for any matters which cannot by law be delegated by the Board of Directors. Unless specifically authorized by the Board, the Executive Committee shall not have the power to adopt, amend or repeal these Bylaws, to submit to shareholders any matter that by law requires their authorization, to fill vacancies in the Board of Directors or in any committee or to declare dividends or make other corporate distributions.

18.                                 Other Committees

The Board of Directors may create such other committees as it may determine to be helpful in discharging its responsibilities for the management and administration of the Corporation. Each such committee shall consist of such persons, whether directors, officers or others, as may be elected thereto by the Board of Directors, and each committee shall perform such functions as may be lawfully assigned to it by the Board of Directors.

OFFICERS

19.                                 Number

The officers of the Corporation shall be a Chairman, a President, a Secretary and such other officers as may be from time to time elected by the Board of Directors. One person may hold more than one office except the President may not hold the office of Secretary.

20.                                 Election and Term of Office

The principal officers shall be elected annually by the Board of Directors at the first meeting of the Board following the shareholders’ annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve at the pleasure of the Board for such term as the Board of Directors may set and until his successor shall have been elected and qualified, or until his death, resignation or removal.

21.                                 Removal

Any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall not prejudice the contract rights, if any, of the persons so removed.

22.                                 Vacancies

Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

23.                                 Duties

(a)                                  Chairman. The Chairman shall preside at all meetings of the shareholders or directors and have such other duties as the Board of Directors may designate from time to time and shall see that all orders and resolutions of the Board of Directors are carried into effect. If the Board shall so determine, the Chairman may be the Chief Executive Officer of the Corporation.

(b)                                 Chief Executive Officer. The Chief Executive Officer shall be responsible for carrying out the orders of and the resolutions and policies adopted by the Board of Directors and shall have general management of the business of the Corporation and shall exercise general supervision over all of its affairs. In addition, the Chief Executive Officer shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors. If and at such time as the Board of Directors so determines, the Chief Executive Officer may also serve as the Chairman, or the President of the Corporation.

(c)                                  President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors has appointed another person to such office, in which case the President shall be the Chief Operating Officer of the Corporation and shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

(d)                                 Vice President. The Executive Vice President and the Senior Vice President/Chief Financial Officer (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

(e)                                  Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

(f)                                    Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors.

(g)                                 Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

24.                                 Indemnification of Officers and Directors

The Corporation shall indemnify each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another company (and, in either case, his heirs, executors and administrators) to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted unless otherwise prohibited by federal law or regulations.

CERTIFICATES FOR SHARES OF STOCK

25.                                 Form

(a)                                  The shares of the Corporation’s stock may be certificated or un-certificated, as provided under Tennessee law, and shall be entered in the books of the Corporation and registered as they are issued. Each shareholder shall be entitled upon request to a certificate or certificates. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the owner of record of the shares represented thereby, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, (vi) the par value of each share or a statement that the shares are without par value, and (vii) such other information as applicable law may require or as may be lawful. Where applicable, any certificate issued to any shareholder of the Corporation shall also summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series). Each certificate shall be signed either manually or by facsimile, by (i) the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

(b)                                 Within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Tennessee, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s charter, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series).

26.                                 Subscriptions for Shares

Subscriptions for shares of the Corporation shall be valid only if they are in writing, signed and delivered by the subscriber. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payments on subscriptions shall be uniform as to all shares of the same class or of the same series.

27.                                 Transfers

(a)                                  Transfers of certificated shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender to the Corporation or the transfer agent of the Corporation of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

(b)                                 Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the shareholder entitled thereto by electronic book-entry pursuant to a Direct Registration System and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

(c)                                  The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

28.                                 Lost, Destroyed, or Stolen Certificates

No certificate for shares of stock of the Corporation or un-certificated shares shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may in its discretion require.

CORPORATE ACTIONS

29.                                 Contracts

Unless otherwise required by the Board of Directors, the Chairman and/or the Chief Executive Officer, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

30.                                 Loans

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

31.                                 Checks, Drafts, etc.

Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the Chief Executive Officer, the President, the Secretary, Assistant Secretary, the Senior Vice President/Chief Financial Officer, or their designees, in each case to the extent authorized to do so by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

32.                                 Deposits

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

33.                                 Voting Securities Held by the Corporation

Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

34.                                 Dividends

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

FISCAL YEAR

35.                                 The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

CORPORATE SEAL

36.                                 The Corporation shall not have a corporate seal.

AMENDMENT OF BYLAWS

37.                                 These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting; provided, however, that any amendment to these Bylaws changing the number of directors, if adopted by the Board of Directors, shall require the affirmative vote of a majority of the members of the entire Board of Directors.